UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 4, 2024

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 North 2200 West
Salt Lake City, Utah 84116
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (801) 584-3600
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure.

Myriad Genetics, Inc. (the “Company”) previously reported the initial results of a retrospective, multi-part, economic utility study linking patients who had received GeneSight testing to administrative insurance claims from a nationwide data warehouse in the United States. The Company partnered with a leading third-party vendor to conduct the multi-part study.

As initially reported in April 2024, the results of part one of the study, the full results of which the Company plans to publish in the near future, showed that, in the first 180 days after GeneSight testing, the percentage of patients with hospitalizations for any reason and psychiatric-related hospitalizations decreased by 29% and 39%, respectively. Based on prior GeneSight studies, the Company hypothesized that GeneSight testing had contributed to the reduction in hospitalizations. Part one of the study, however, did not include a non-GeneSight control group to evaluate whether or to what extent GeneSight testing was the cause of the reduction in hospitalizations. The Company planned to conduct an additional analysis of the administrative insurance claims data with a non-GeneSight control group with the goal to test the Company’s hypothesis and share the results of this second part of the study in the second half of 2024.

Part two of this study was designed to analyze the hospital resource utilization and costs of a group of patients who had received GeneSight testing compared to a matched control group of patients who had not received GeneSight testing. To identify the non-GeneSight control group, the Company directed the third-party vendor to review its data warehouse to identify a group of patients that best matched the characteristics of the GeneSight patient group. After the best-matched non-GeneSight control group was identified using the available data, the Company identified significant disparities between the GeneSight patient group and this non-GeneSight control group in baseline hospital resource utilization and costs. The Company believes such disparities indicated that this non-GeneSight control group was not a viable control for part two of the study. As a result, the Company concluded that any data comparing the GeneSight patient group against this non-GeneSight control group were not reliable. Therefore, the Company has determined to discontinue the analysis for this part of the study.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: September 4, 2024	By:	/s/ Scott J. Leffler
Scott J. Leffler
Chief Financial Officer